Exhibit Number
99.1

Investor Contact:	Kevin Hammons
Director and
Chief Executive Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES SECOND QUARTER

ENDED JUNE 30, 2026 RESULTS

FRANKLIN, Tenn. (July 22, 2026) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2026.

The following highlights the financial and operating results for the three months ended June 30, 2026.

•
Net operating revenues totaled $2.825 billion.
•
Net income attributable to Community Health Systems, Inc. stockholders was $70 million, or $0.51 per share (diluted), compared to $282 million, or $2.09 per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.19) per share (diluted), compared to $(0.05) per share (diluted) for the same period in 2025.
•
Adjusted EBITDA was $330 million.
•
Net cash provided by operating activities was $87 million for both the three months ended June 30, 2026 and 2025.
•
On a same-store basis, admissions increased 1.9 percent and adjusted admissions increased 2.9 percent, compared to the same period in 2025.
•
Used the proceeds from recent divestitures to repurchase via a tender offer approximately $368 million principal amount of the Company’s outstanding 4.750% Senior Secured Notes due 2031 and approximately $231 million principal amount of the Company’s outstanding 10.875% Senior Secured Notes due 2032 and to pay related fees and expenses.

Commenting on the results, Kevin J. Hammons, chief executive officer of Community Health Systems, Inc., said, “Our dedicated team is making measurable progress across top priorities that include clinical quality, patient and physician experience and employee satisfaction, while also investing in initiatives designed to fuel future growth. We are confident in our ability to deliver long-term value by managing the factors within our control and successfully navigating the dynamic macroeconomic environment.”

Three Months Ended June 30, 2026

Net operating revenues for the three months ended June 30, 2026, totaled $2.825 billion, a 9.8 percent decrease compared to $3.133 billion for the same period in 2025. On a same-store basis, net operating revenues increased 2.4 percent for the three months ended June 30, 2026, compared to the same period in 2025. Net operating revenues for the three months ended June 30, 2026, reflect an 11.4 percent decrease in admissions and an 11.7 percent decrease in adjusted admissions, compared to the same period in 2025. On a same-store basis, admissions increased 1.9 percent and adjusted admissions increased 2.9 percent for the three months ended June 30, 2026, compared to the same period in 2025.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

Net income attributable to Community Health Systems, Inc. stockholders was $70 million, or $0.51 per share (diluted), for the three months ended June 30, 2026, compared to $282 million, or $2.09 per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.19) per share (diluted) for the three months ended June 30, 2026, compared to $(0.05) per share (diluted) for the same period in 2025.

Adjusted EBITDA for the three months ended June 30, 2026, was $330 million compared to $380 million for the same period in 2025.

Net income attributable to Community Health Systems, Inc. stockholders for the three months ended June 30, 2026, decreased when compared to the same period in 2025, primarily due to a period-over-period change in loss (gain) from early extinguishment of debt, a period-over-period change in impairment and (gain) loss on sale of businesses and the factors that contributed to a decrease in Adjusted EBITDA as noted below, partially offset by a decrease in the provision for income taxes and interest expense. The decrease in Adjusted EBITDA for the three months ended June 30, 2026, compared to the same period in 2025, is primarily attributable to divestitures, an unfavorable change in payor mix and higher medical specialist fees, partially offset by increased volumes and reimbursement rates, a higher net benefit from supplemental reimbursement programs, and lower contract labor and professional liability expenses.

Six Months Ended June 30, 2026

Net operating revenues for the six months ended June 30, 2026, totaled $5.790 billion, an 8.0 percent decrease compared to $6.292 billion for the same period in 2025. On a same-store basis, net operating revenues increased 2.5 percent for the six months ended June 30, 2026, compared to the same period in 2025. Net operating revenues for the six months ended June 30, 2026, reflect an 11.1 percent decrease in both admissions and adjusted admissions, compared to the same period in 2025. On a same-store basis, admissions were flat and adjusted admissions increased 1.0 percent for the six months ended June 30, 2026, compared to the same period in 2025.

Net income attributable to Community Health Systems, Inc. stockholders was $12 million, or $0.09 per share (diluted), for the six months ended June 30, 2026, compared to $269 million, or $2.01 per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.67) per share (diluted) for the six months ended June 30, 2026, compared to $(0.08) per share (diluted) for the same period in 2025.

Adjusted EBITDA for the six months ended June 30, 2026, was $638 million compared to $756 million for the same period in 2025.

Net income attributable to Community Health Systems, Inc. stockholders for the six months ended June 30, 2026, decreased when compared to the same period in 2025, primarily due to a period-over-period change in loss (gain) from early extinguishment of debt, an increase in the provision for income taxes and the factors that contributed to a decrease in Adjusted EBITDA as noted below, partially offset by lower interest expense. The decrease in Adjusted EBITDA for the six months ended June 30, 2026, compared to the same period in 2025, is primarily attributable to divestitures, an unfavorable change in payor mix and higher medical specialist fees, partially offset by increased reimbursement rates, a higher net benefit from supplemental reimbursement programs, and lower contract labor and professional liability expenses.

Other

The Company used approximately $600 million of cash on hand from recent divestiture proceeds to repurchase approximately $368 million principal amount of its 4.750% Senior Secured Notes due 2031, or approximately 35 percent of the total outstanding principal amount, and to repurchase approximately $231 million principal amount of its 10.875% Senior Secured Notes due 2032, or approximately 13 percent of the total outstanding principal amount, that were validly tendered and accepted for purchase pursuant to a tender offer that launched on April 22, 2026, and was completed on May 6, 2026, and to pay related fees and expenses. Upon completion of the tender offer, approximately $689 million principal

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CYH Announces Second Quarter 2026 Results

July 22, 2026

amount of the 4.750% Senior Secured Notes due 2031 remained outstanding, and approximately $1.549 billion principal amount of the 10.875% Senior Secured Notes due 2032 remained outstanding. A pre-tax loss from early extinguishment of debt of approximately $5 million was recognized during the three months ended June 30, 2026.

During 2026, through the date of this press release, the Company has divested (i) its 80 percent ownership interest in one hospital, which was completed on February 1, 2026, and (ii) eight other hospitals (three of which were completed effective February 1, 2026, one of which was completed effective April 1, 2026, and four of which were completed effective June 1, 2026).

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to June 30, 2026.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16 and 17 of this press release are tables setting forth the Company’s 2026 updated annual earnings guidance. The 2026 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 32 distinct markets across 12 states. As of July 22, 2026, the Company’s subsidiaries own or lease 60 affiliated hospitals with more than 8,000 beds and operate more than 800 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters is located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, July 23, 2026 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2026. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net operating revenues	$2,825	$3,133	$5,790	$6,292
Net income (f)	104	320	79	345
Net income attributable to Community Health Systems, Inc. stockholders	70	282	12	269
Adjusted EBITDA (c)	330	380	638	756
Net cash provided by (used in) operating activities	87	87	(209)	208

Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.51	$2.11	$0.09	$2.02
Diluted (e), (f)	0.51	2.09	0.09	2.01

Weighted-average number of shares outstanding (d):
Basic	135	134	135	133
Diluted	137	135	136	134

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2026		2025
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$2,825	100.0%	$3,133	100.0%
Operating expenses:
Salaries and benefits	1,237	43.8%	1,327	42.4%
Supplies	401	14.2%	469	15.0%
Other operating expenses	799	28.3%	885	28.1%
Lease cost and rent	63	2.2%	74	2.4%
Depreciation and amortization	108	3.8%	105	3.4%
Impairment and (gain) loss on sale of businesses, net (f)	(172)	(6.1)%	(239)	(7.6)%
Total operating expenses	2,436	86.2%	2,621	83.7%
Income from operations (f)	389	13.8%	512	16.3%
Interest expense, net	206	7.3%	214	6.8%
Loss (gain) from early extinguishment of debt	5	0.2%	(138)	(4.4)%
Equity in earnings of unconsolidated affiliates	(2)	(0.1)%	(2)	(0.1)%
Income before income taxes	180	6.4%	438	14.0%
Provision for income taxes	76	2.7%	118	3.8%
Net income (f)	104	3.7%	320	10.2%
Less: Net income attributable to noncontrolling interests	34	1.2%	38	1.2%
Net income attributable to Community Health Systems, Inc. stockholders	$70	2.5%	$282	9.0%
Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.51		$2.11
Diluted (e), (f)	$0.51		$2.09
Weighted-average number of shares outstanding (d):
Basic	135		134
Diluted	137		135

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2026		2025
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$5,790	100.0%	$6,292	100.0%
Operating expenses:
Salaries and benefits	2,559	44.1%	2,699	42.9%
Supplies	843	14.6%	958	15.2%
Other operating expenses	1,627	28.1%	1,750	27.8%
Lease cost and rent	132	2.3%	142	2.3%
Depreciation and amortization	222	3.8%	211	3.4%
Impairment and (gain) loss on sale of businesses, net (f)	(262)	(4.5)%	(263)	(4.2)%
Total operating expenses	5,121	88.4%	5,497	87.4%
Income from operations (f)	669	11.6%	795	12.6%
Interest expense, net	419	7.3%	432	6.9%
Loss (gain) from early extinguishment of debt	12	0.2%	(138)	(2.2)%
Equity in earnings of unconsolidated affiliates	(6)	(0.1)%	(4)	(0.1)%
Income before income taxes	244	4.2%	505	8.0%
Provision for income taxes	165	2.8%	160	2.5%
Net income (f)	79	1.4%	345	5.5%
Less: Net income attributable to noncontrolling interests	67	1.2%	76	1.2%
Net income attributable to Community Health Systems, Inc. stockholders	$12	0.2%	$269	4.3%
Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.09		$2.02
Diluted (e), (f)	$0.09		$2.01
Weighted-average number of shares outstanding (d):
Basic	135		133
Diluted	136		134

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$104	$320	$79	$345
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(1)	2	(2)	5
Other comprehensive (loss) income	(1)	2	(2)	5
Comprehensive income	103	322	77	350
Less: Comprehensive income attributable to noncontrolling interests	34	38	67	76
Comprehensive income attributable to Community Health Systems, Inc. stockholders	$69	$284	$10	$274

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,
	Consolidated			Same-Store
	2026	2025	% Change	2026	2025	% Change
Number of hospitals (at end of period)	60	70		60	60
Licensed beds (at end of period)	8,863	10,478		8,863	8,844
Beds in service (at end of period)	7,665	8,983		7,665	7,646
Admissions	86,715	97,902	-11.4%	84,001	82,455	1.9%
Adjusted admissions	196,917	223,083	-11.7%	191,510	186,089	2.9%
Patient days	365,978	415,354		354,314	352,714
Average length of stay (days)	4.2	4.2		4.2	4.3
Occupancy rate (average beds in service)	52.5%	50.8%		50.8%	50.7%
Net operating revenues	$2,825	$3,133	-9.8%	$2,751	$2,686	2.4%
Net inpatient revenues as a % of net operating revenues	48.5%	48.0%		48.3%	48.3%
Net outpatient revenues as a % of net operating revenues	51.5%	52.0%		51.7%	51.7%
Income from operations (f)	$389	$512	-24.0%
Income from operations as a % of net operating revenues	13.8%	16.3%
Depreciation and amortization	$108	$105
Net income attributable to Community Health Systems, Inc. stockholders	$70	$282	-75.2%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	2.5%	9.0%
Adjusted EBITDA (c)	$330	$380	-13.2%
Adjusted EBITDA as a % of net operating revenues	11.7%	12.1%
Net cash provided by operating activities	$87	$87	0.0%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Six Months Ended June 30,
	Consolidated			Same-Store
	2026	2025	% Change	2026	2025	% Change
Number of hospitals (at end of period)	60	70		60	60
Licensed beds (at end of period)	8,863	10,478		8,863	8,844
Beds in service (at end of period)	7,665	8,983		7,665	7,646
Admissions	181,237	203,839	-11.1%	169,100	169,116	0.0%
Adjusted admissions	403,314	453,779	-11.1%	376,842	372,928	1.0%
Patient days	775,754	883,719		723,699	739,489
Average length of stay (days)	4.3	4.3		4.3	4.4
Occupancy rate (average beds in service)	55.9%	54.4%		52.2%	53.4%
Net operating revenues	$5,790	$6,292	-8.0%	$5,441	$5,306	2.5%
Net inpatient revenues as a % of net operating revenues	49.0%	48.7%		48.9%	49.0%
Net outpatient revenues as a % of net operating revenues	51.0%	51.3%		51.1%	51.0%
Income from operations (f)	$669	$795	-15.8%
Income from operations as a % of net operating revenues	11.6%	12.6%
Depreciation and amortization	$222	$211
Net income attributable to Community Health Systems, Inc. stockholders	$12	$269	-95.5%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	0.2%	4.3%
Adjusted EBITDA (c)	$638	$756	-15.6%
Adjusted EBITDA as a % of net operating revenues	11.0%	12.0%
Net cash (used in) provided by operating activities	$(209)	$208	-200.5%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$149	$260
Patient accounts receivable	2,143	2,077
Supplies	271	322
Prepaid income taxes	-	13
Prepaid expenses	210	181
Other current assets	308	381
Total current assets	3,081	3,234
Property and equipment	8,039	8,912
Less accumulated depreciation and amortization	(3,856)	(4,409)
Property and equipment, net	4,183	4,503
Goodwill	3,228	3,316
Deferred income taxes	35	50
Other assets, net	1,650	2,101
Total assets	$12,177	$13,204

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$26	$16
Current operating lease liabilities	100	110
Accounts payable	713	842
Income tax payable	74	-
Accrued liabilities:
Employee compensation	466	569
Accrued interest	197	238
Other	440	433
Total current liabilities	2,016	2,208
Long-term debt (g)	9,552	10,380
Deferred income taxes	25	25
Long-term operating lease liabilities	527	537
Other long-term liabilities	901	891
Total liabilities	13,021	14,041
Redeemable noncontrolling interests in equity of consolidated subsidiaries	320	322
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 141,010,284 shares issued and outstanding at June 30, 2026, and 138,626,917 shares issued and outstanding at December 31, 2025	1	1
Additional paid-in capital	2,179	2,185
Accumulated other comprehensive loss	(11)	(9)
Accumulated deficit	(3,559)	(3,571)
Total Community Health Systems, Inc. stockholders’ deficit	(1,390)	(1,394)
Noncontrolling interests in equity of consolidated subsidiaries	226	235
Total stockholders’ deficit	(1,164)	(1,159)
Total liabilities and stockholders’ deficit	$12,177	$13,204

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$79	$345
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	222	211
Deferred income taxes	-	9
Stock-based compensation expense	5	7
Impairment and (gain) loss on sale of businesses, net (f)	(262)	(263)
Loss (gain) from early extinguishment of debt	12	(138)
Other non-cash expenses, net	80	92
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(159)	(26)
Supplies, prepaid expenses and other current assets	(20)	(13)
Accounts payable, accrued liabilities and income taxes	(122)	46
Other	(44)	(62)
Net cash (used in) provided by operating activities	(209)	208

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(53)	-
Purchases of property and equipment	(152)	(176)
Proceeds from disposition of hospitals and other ancillary operations	1,218	1,013
Proceeds from sale of property and equipment	-	5
Purchases of available-for-sale debt securities and equity securities	(65)	(72)
Proceeds from sales of available-for-sale debt securities and equity securities	63	58
Purchases of investments in unconsolidated affiliates	(1)	-
Increase in other investments	(10)	(42)
Net cash provided by investing activities	1,000	786

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(2)	(2)
Deferred financing costs and other debt-related costs	(9)	(2)
Proceeds from noncontrolling investors in joint ventures	-	1
Distributions to noncontrolling investors in joint ventures	(90)	(96)
Other borrowings	35	15
Issuance of long-term debt	-	700
Proceeds from ABL Facility	708	2,189
Repayments of long-term indebtedness	(1,544)	(3,380)
Net cash used in financing activities	(902)	(575)

Net change in cash and cash equivalents	(111)	419
Cash and cash equivalents at beginning of period	260	37
Cash and cash equivalents at end of period	$149	$456

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to June 30, 2026. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net income attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income attributable to Community Health Systems, Inc. stockholders:
Net income	$104	$320	$79	$345
Less: Income attributable to noncontrolling interests	34	38	67	76
Net income attributable to Community Health Systems, Inc. stockholders — basic and diluted	$70	$282	$12	$269

(c)
EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income attributable to Community Health Systems, Inc. stockholders from the Company’s condensed consolidated financial statements (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income attributable to Community Health
Systems, Inc. stockholders	$70	$282	$12	$269
Adjustments:
Provision for income taxes	76	118	165	160
Depreciation and amortization	108	105	222	211
Net income attributable to noncontrolling interests	34	38	67	76
Interest expense, net	206	214	419	432
Loss (gain) from early extinguishment of debt	5	(138)	12	(138)
Impairment and (gain) loss on sale of businesses, net	(172)	(239)	(262)	(263)
Expense related to employee termination benefits and other restructuring charges	3	-	3	-
Expense from business transformation costs	-	-	-	9
Adjusted EBITDA	$330	$380	$638	$756

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Weighted-average number of shares outstanding - basic	135	134	135	133
Add effect of dilutive securities:
Stock awards and options	2	1	1	1
Weighted-average number of shares outstanding - diluted	137	135	136	134

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CYH Announces Second Quarter 2026 Results

July 22, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)
The following supplemental table reconciles net income attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income per share (diluted), as reported	$0.51	$2.09	$0.09	$2.01
Adjustments:
Loss (gain) from early extinguishment of debt	0.03	(1.03)	0.08	(1.03)
Impairment and (gain) loss on sale of businesses, net	(0.74)	(1.12)	(0.85)	(1.11)
Expense related to employee termination benefits and other restructuring charges	0.02	-	0.02	-
Expense from business transformation costs	-	-	-	0.05
Net loss per share (diluted), excluding adjustments	$(0.19)	$(0.05)	$(0.67)	$(0.08)

(f)
Both income from operations and net income included net non-cash income of $172 million and $239 million for the three months ended June 30, 2026 and 2025, respectively, and $262 million and $263 million for the six months ended June 30, 2026 and 2025, respectively. The net non-cash income for the six months ended June 30, 2026 was comprised of a gain on the divestiture of one hospital and the divestiture of a controlling interest in another hospital, partially offset by a net impairment charge to adjust the carrying value of long-lived assets at hospitals that were divested at a sales price below carrying value, and an impairment charge recorded to reduce the carrying value of several assets that were idled, disposed or held-for-sale. The net non-cash income for the six months ended June 30, 2025 was primarily from the gains on the divestiture of certain hospitals during this period, partially offset by losses on the divestiture of the Company’s 50 percent ownership interest in certain hospitals and impairment expense to reduce the carrying value of several assets that were idled, disposed of or held-for-sale during this period.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At June 30, 2026, the Company had no outstanding borrowings and approximately $751 million of additional borrowing capacity (after taking into consideration $32 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2026. These projections update selected guidance provided on February 18, 2026 and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2026 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2026 Projection Range
Net operating revenues (in millions)	$11,400	to	$11,600
Adjusted EBITDA (in millions)	$1,300	to	$1,375
Net loss per share - diluted	$(1.25)	to	$(1.10)
Weighted-average diluted shares (in millions)	136	to	136

The following assumptions were used in developing the 2026 guidance provided above:

•
The Company’s projections include the effect on net operating revenues, Adjusted EBITDA and net loss per share (diluted) of completing divestitures for which definitive agreements have been executed, as applicable, and exclude the following:
•
•
The impact of any future divestitures for which definitive agreement(s) have not yet been executed;
•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Potential grants received from the Rural Health Transformation Program;
•
Impairment of goodwill and long-lived assets;
•
Gains or losses and the associated tax impacts resulting from the sales of businesses;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•
Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 3.8% to 3.9% for 2026. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.
•
Interest expense is estimated to be between $820 million and $830 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be between $800 million and $810 million. Total fixed rate debt is expected to average approximately 98% of total debt during 2026.
•
Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.2% to 1.3% for 2026.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

•
Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.8% to 0.9% for 2026.

A reconciliation of the Company’s projected 2026 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2026
	Low	High
Net loss attributable to Community Health Systems, Inc.
stockholders (1)	$(170)	$(149)
Adjustments:
Depreciation and amortization	430	450
Interest expense, net	820	830
Provision for income taxes	85	99
Net income attributable to noncontrolling interests	135	145
Adjusted EBITDA (1)	$1,300	$1,375

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt and impairment and (gain) loss on sale of businesses, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

2026
Guidance
Total	$350	to	$400
•
Net cash provided by operating activities, including $30 million to $50 million of estimated cash payments for income taxes, net of refunds and excluding cash taxes on the sales of businesses, are projected as follows (in millions):

2026
Guidance
Total	$300	to	$500
•
Diluted weighted-average shares outstanding are projected to be approximately 136 million for 2026.

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CYH Announces Second Quarter 2026 Results

July 22, 2026

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, the current interest rate environment, current geopolitical instability (including as a result of ongoing geopolitical conflicts), impacts from the imposition of, or changes in tariffs, as well as the impact on us of financial, credit, capital, political, and legislative conditions, including any federal government shutdowns;
•
the impact of current and future healthcare public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs and changes in the structure and administration of federal and state agencies and programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
the potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Second Quarter 2026 Results

July 22, 2026

•
our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to the Budget Control Act of 2011 and the potential for spending reductions under future legislation, including as may be required under the Pay-As-You-Go Act of 2010;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

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CYH Announces Second Quarter 2026 Results

July 22, 2026

•
changes in medical or other technology;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
•
any lapse in appropriations, and any hold on or cancellation of congressionally authorized spending or interruptions in the distribution of government funds, and the timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026 and other public filings with the SEC.

The consolidated operating results for the three and six months ended June 30, 2026, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2026 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-